UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2005
FC Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio	33-53596	34-1718070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Washington Square, Bucyrus, Ohio	44820
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 419-562-7040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Signature

Item 3.02. Unregistered Sales of Equity Securities.
On September 9, 2005, we accepted subscription agreements from a limited number of accredited investors for the purchase of 72,400 of our common shares at a price per share of $29.12, for a total amount of $2,108,288, in a private placement exempt from registration pursuant to Rule 506 of Regulation D of the Securities and Exchange Commission. The common shares sold in the private placement are restricted securities under the Securities Act of 1933, as amended, and we placed a legend to that effect on the share certificates representing the common shares sold in the private placement. We did not use any sales agent in the private placement. We did not pay any commissions or give any underwriter’s discount.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated: September 13, 2005		FC Banc Corp.
	By:	/s/ Coleman J. Clougherty
Coleman J. Clougherty, President

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